EXHIBIT 99.1

PROXY

RETURN IN ENCLOSED ENVELOPE

POWHATAN POINT COMMUNITY BANCSHARES, INC.

Proxy for Special Meeting

_____________, 2018

The undersigned Shareholder(s) of Powhatan Point Community Bancshares, Inc., Powhatan Point, Ohio, an Ohio corporation, does hereby nominate, constitute and appoint ______________ as Proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote as designated below, all the shares of stock of Powhatan Point Community Bancshares, Inc. held of record by the undersigned at the close of business on __________, 2018, at the Special Meeting of Shareholders to be held on ___________, 2018, or any adjournment thereof.

Proposal #1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of June 14, 2018 (the “Merger Agreement”) by and between United Bancorp, Inc. and Powhatan Point Community Bancshares, Inc., and approve the transactions contemplated by the Merger Agreement, specifically including the merger of Powhatan Point Community Bancshares, Inc. with and into United Bancorp, Inc. and the subsequent merger of The First National Bank of Powhatan Point with and into Unified Bank.

☐ For	☐ Against	☐ Abstain

Proposal #2. To grant discretionary authority to adjourn the special meeting on one or more occasions, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting, or any adjournment or postponement of that meeting, to approve the Merger Agreement.

☐ For	☐ Against	☐ Abstain

The Board of Directors recommends a vote “FOR” both proposals.

This Proxy confers authority to vote “FOR” each matter listed above unless “AGAINST” or “ABSTAIN” is indicated and the Proxy has been duly executed. If any other business is properly presented at the meeting, this Proxy shall be voted according to the discretion of the Proxies. This Proxy may be revoked at any time prior to its exercise.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Dated ________________ , 2018

INSERT STICKER WITH SHAREHOLDER	Signature of Shareholder
INFORMATION

Signature of Joint Shareholder, if any

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign.

If your address has changed, please correct the address in the space provided below and return this portion with the proxy in the envelope provided.

Powhatan Point Community Bancshares, Inc., 345 Highway 7 North, Powhatan Point, Ohio 43942